                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: MARCH 1999


DISTRIBUTION DATE:
           04/20/99


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                                    Amounts
                                                                                                            ----------------------
      (i)   Principal Distribution
                Class A-1                                                            $   52,399,926.70            $145.555352
                Class A-2                                                            $            0.00            $  0.000000
                Class A-3                                                            $            0.00            $  0.000000
                Class A-4                                                            $            0.00            $  0.000000
                Class B Amount                                                       $            0.00            $  0.000000
     (ii)   Interest Distribution
                Class A-1                                                            $      714,340.24            $  1.984278
                Class A-2                                                            $    2,214,033.33            $  4.358333
                Class A-3                                                            $    1,892,000.00            $  4.300000
                Class A-4                                                            $    1,051,830.00            $  4.350000
                Class B Amount                                                       $      382,415.48            $  4.683333
    (iii)   Monthly Servicing Fee                                                    $    1,199,734.72
                Monthly Supplemental Servicing Fee                                   $            0.00
     (iv)   Class A-1 Principal Balance (end of Collection Period)                   $  115,827,191.11
            Class A-1 Pool Factor (end of Collection Period)                                 32.174220%
            Class A-2 Principal Balance (end of Collection Period)                   $  508,000,000.00
            Class A-2 Pool Factor (end of Collection Period)                                100.000000%
            Class A-3 Principal Balance (end of Collection Period)                   $  440,000,000.00
            Class A-3 Pool Factor (end of Collection Period)                                100.000000%
            Class A-4 Principal Balance (end of Collection Period)                   $  241,800,000.00
            Class A-4 Pool Factor (end of Collection Period)                                100.000000%
            Class B Principal Balance (end of Collection Period)                     $   81,654,551.40
            Class B Pool Factor (end of Collection Period)                                  100.000000%
      (v)   Pool Balance (end of Collection Period)                                  $1,387,281,742.51

     (vi)   Interest Carryover Shortfall
                Class A-1                                                            $            0.00            $  0.000000
                Class A-2                                                            $            0.00            $  0.000000
                Class A-3                                                            $            0.00            $  0.000000
                Class A-4                                                            $            0.00            $  0.000000
                Class B                                                              $            0.00            $  0.000000
            Principal Carryover Shortfall
                Class A-1                                                            $            0.00            $  0.000000
                Class A-2                                                            $            0.00            $  0.000000
                Class A-3                                                            $            0.00            $  0.000000
                Class A-4                                                            $            0.00            $  0.000000
                Class B                                                              $            0.00            $  0.000000

    (vii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                       $   57,100,909.30
                Class B Amount                                                       $            0.00

   (viii) Aggregate Purchase Amount of Receivables repurchased by the Seller or
          the Servicer                                                               $    8,353,051.59



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